Exhibit 10.5

INDEMNITY AGREEMENT

DATED this _____ day of _________________, _____.

BETWEEN:

VIEMED HEALTHCARE, INC., a corporation incorporated under the laws of the Province of British Columbia

(hereinafter referred to as the “Indemnifier”)

- and -

____________________, an individual residing in the _________________

(hereinafter referred to as the “Indemnified Party”).

WHEREAS the Indemnified Party has been elected and/or appointed a director and/or officer of the Indemnifier;

AND WHEREAS the Indemnifier desires to indemnify the Indemnified Party in certain circumstances in respect of liability which the Indemnified Party may incur as a result of such Indemnified Party acting as the director and/or officer of the Indemnifier;

NOW THEREFORE, IN CONSIDERATION OF the premises and mutual covenants herein contained, and in consideration of the sum of One Dollar ($1.00) paid by the Indemnified Party to the Indemnifier (the receipt of which is hereby acknowledged) and in consideration of the Indemnified Party acting as the director and/or officer of the Indemnifier, the Indemnifier and the Indemnified Party do hereby covenant and agree as follows:

1.	Indemnification

(a)
To the full extent allowed by applicable law, the Indemnifier irrevocably agrees to indemnify and save harmless the Indemnified Party, his or her heirs, successors and legal representatives from and against any and all damages, liabilities, losses, costs, charges and expenses suffered or incurred at any time by the Indemnified Party, his or her heirs, successors or legal representatives as a result or by reason of the Indemnified Party acting as the director and/or officer of the Indemnifier or by reason of any action taken or not taken by such Indemnified Party in such capacity, including without limitation, any liability arising under applicable corporate and securities legislation or otherwise, and including any costs, charges and expenses the Indemnified Party may incur in enforcing this Agreement, provided that such damages, liabilities, losses, costs, charges or expenses were not suffered or incurred as a direct result of such Indemnified Party’s own gross negligence, fraud, dishonesty or wilful default.

(b)	The Indemnifier irrevocably agrees:

(i)
except in respect of an action by or on behalf of the Indemnifier to procure a judgment in its favour, to indemnify the Indemnified Party and his or her heirs, successors and legal representatives against all damages, liabilities, losses, costs, charges, expenses, penalties and fines including an amount paid to settle an action where such settlement has been consented to by the Indemnifier, acting reasonably, cause of action, proceeding, claim or demand whatsoever or to satisfy a judgment, reasonably incurred by the Indemnified Party in respect of any civil, criminal, quasi criminal or administrative action or proceeding to which the Indemnified Party is made a party by reason of such Indemnified Party acting as the director and/or officer of the Indemnifier, if:

(1)	the Indemnified Party acted honestly and in good faith with a view to the best interests of the Indemnifier; and

(2)
in the case of a criminal, quasi criminal or administrative action or proceeding that is enforced by monetary penalty, the Indemnified Party had reasonable grounds for believing that the Indemnified Party’s conduct was lawful;

(ii)
to indemnify the Indemnified Party and his or her heirs, successors and legal representatives in respect of an action by or on behalf of the Indemnifier to procure a judgment in its favour, to which the Indemnified Party is made a party by reason of such Indemnified Party acting as the director and/or officer of the Indemnifier against all costs, charges and expenses reasonably incurred by the Indemnified Party in connection with the action if the Indemnified Party has fulfilled the conditions set forth in Clauses 1(b)(i)(1) and (2) set out above and if the Indemnifier obtains the approval of a court of competent jurisdiction to grant such indemnity;

(iii)
in the event that the approval of a court of competent jurisdiction is required to effect any indemnification granted hereunder, the Indemnifier agrees to make application at its expense for and use its best efforts to obtain the court’s approval to such indemnification provided that the Indemnified Party has fulfilled the conditions set forth in Clauses 1(b)(i)(1) and (2) herein;

(iv)
notwithstanding Clauses 1(b)(i) and (ii) above, to indemnify the Indemnified Party and his or her heirs, successors and legal representatives in respect of all costs, charges and expenses reasonably incurred by the Indemnified Party in connection with the defence of any civil, criminal, quasi criminal or administrative action or proceeding to which the Indemnified Party is made a party by reason of such Indemnified Party acting as the director and/or officer of the Indemnifier, if the Indemnified Party:

(1)	was substantially successful on the merits in such Indemnified Party’s defence of the action or proceeding; and

(2)	fulfills the conditions set out in Clauses 1(b)(i)(1) and (2) set out above; and

(v)
to indemnify the Indemnified Party and his or her heirs, successors and legal representatives in respect of all costs, charges and expenses reasonably incurred by the Indemnified Party in connection with defence of any threatened civil, criminal, quasi criminal or administrative action or proceeding or alleged wrongdoing (or settlement thereof with the consent of the Indemnifier acting reasonably) against the Indemnified Party by reason of such Indemnified Party acting as the director and/or officer of the Indemnifier.

(c)
For the purposes of this Agreement, the termination of any action, claim, demand or proceeding by judgement, order, settlement, conviction, plea or similar or other result shall not, of itself, create a presumption either that the Indemnified Party did not act honestly or in good faith with a view to the best interests of the Indemnifier or that, in the case of a criminal, quasi criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnified Party did not have reasonable grounds for believing that his conduct was lawful.

(d)	Without limiting the generality of the foregoing and notwithstanding anything contained herein:

(i)	nothing in this Agreement shall be interpreted, by implication or otherwise, in limitation of the scope of the indemnification provided in Subsections 1(a) and (b) hereof; and

(ii)
Subsection 1(b) is intended to provide indemnification to the Indemnified Party to the fullest extent permitted by applicable laws (the “Applicable Laws”) and, in the event that such Applicable Laws or the interpretation thereof are amended to permit a broader scope of indemnification (including, without limitation, the deletion or limiting of one or more of the provisos to the applicability of indemnification), Subsection 1(b) shall be deemed to be amended concurrently with such amendment to the Applicable Law so as to provide such broader indemnification.

2.	Prepaid Expenses

To the full extent allowed by applicable law, all costs, charges and expenses reasonably incurred by the Indemnified Party in investigating, defending or appealing any civil, criminal, quasi criminal or administrative action or proceeding, actual or threatened, covered hereunder shall, at the request of such Indemnified Party, be paid by the Indemnifier in advance or promptly reimbursed if paid by the Indemnified Party as may be appropriate to enable the Indemnified Party to properly investigate, defend or appeal such action or proceeding, with the understanding and agreement being herein made that, in the event it is ultimately determined as provided hereunder that the Indemnified Party was not entitled to be so indemnified, or was not entitled to be fully so indemnified, that the Indemnified Party shall indemnify and hold harmless the Indemnifier, and pay to the Indemnifier forthwith after such ultimate determination such amount or the appropriate portion thereof, so paid in advance.

3.	Other Rights and Remedies

Indemnification and advance payment of costs, charges and expenses as provided by this Agreement shall not be deemed to derogate from or exclude any other rights to which the Indemnified Party may be entitled under any provision of the Applicable Laws or otherwise at law, as the same may be amended from time to time, this Agreement, the Articles of the Indemnifier, any vote of shareholders of the Indemnifier, or otherwise, both as to matters arising out of the Indemnified Party’s position as the director and/or officer of the Indemnifier, or as to matters arising out of another capacity with the Indemnifier. The Indemnifier hereby agrees that it will not amend its Articles in any way that will be inconsistent with this Agreement.

4.	Notice of Proceedings

The Indemnified Party agrees to give notice to the Indemnifier promptly after being served with any statement of claim, writ, notice of motion, indictment or other document commencing or continuing any civil, criminal, quasi criminal or administrative action or proceeding against the Indemnified Party, or receiving notice of any threatened civil, criminal, quasi criminal or administrative action or proceeding or alleged wrongdoing against the Indemnified Party, and in respect of which the Indemnified Party is entitled to be indemnified hereunder and the Indemnifier agrees to give notice to the Indemnified Party in writing within seven days of (a) being served with any such statement of claim, writ, notice of motion, indictment or other document commencing or continuing any civil, criminal, quasi criminal or administrative action or proceeding naming the Indemnified Party as a party, or (b) receiving notice of any such threatened civil, criminal, quasi criminal or administrative action or proceeding or alleged wrongdoing against the Indemnified Party.

The Indemnifier further agrees to promptly retain counsel, who shall be reasonably satisfactory to the Indemnified Party, to represent the Indemnified Party in any such matter.

5.	Right to Retain Other Counsel

In any such matter the Indemnified Party shall have the right to retain other counsel to act on such Indemnified Party’s behalf, provided that the fees and disbursements of such other counsel shall be paid by such Indemnified Party unless (a) such Indemnified Party and the Indemnifier shall have mutually agreed to the retention of such other counsel, (b) the Indemnifier shall not have taken up or assumed the defense of such action, claim, demand or proceeding and employed counsel within the prescribed time after notice of such action, claim, demand or proceeding from the Indemnified Party, or (c) the named parties to any such action, claim, demand or proceeding (including any added third, or interpleaded parties) include the Indemnifier and the Indemnified Party and, in the written opinion of the Indemnified Party’s counsel, a copy of which is provided to the Indemnifier, representation by the same counsel would be inappropriate due to actual or potential differing interests between them (including the availability of different defences), in which event the Indemnifier agrees to pay the reasonable fees and disbursements of such counsel (on a solicitor and his own client basis).

6.	Tax Gross Up

If the Canada Revenue Agency or any provincial taxing authority, or the United States Internal Revenue Service or any state taxing authority, assesses the Indemnified Party on the basis that any indemnity payment received must be included in computing the Indemnified Party’s income for tax purposes, then, unless the Indemnifier elects to dispute such assessment at its expense and is successful in reversing the assessment, the Indemnifier will make an additional payment or payments from time to time, at such times in such amounts as will ensure the Indemnified Party is not out-of-pocket, to the Indemnified Party to fully ensure that, taking into account any income inclusion required in respect of any indemnity payment or such additional payment or payments, the Indemnified Party is after receiving such additional payment or payments, fully compensated for any actual tax liability (including any interest or penalty), or for the use of losses, deductions, credits or similar amounts used in offsetting an income inclusion or other assessed amounts relating to any indemnity payment or to any additional payment made under this Agreement.

7.	Enforcement of Claim

If any claim arising from any right to indemnification conferred by the Indemnifier upon the Indemnified Party pursuant to this Agreement is not paid in full by the Indemnifier within 30 days after a written claim has been received by the Indemnifier, the Indemnified Party may, at any time thereafter, bring suit against the Indemnifier to recover the unpaid amount of the claim and, if successful in whole or in part, the Indemnified Party will be entitled to be paid also the expense of prosecuting such claim.

8.	Insurance

(a)
The Indemnifier shall use commercially reasonable efforts to obtain and at all times maintain a policy of insurance with respect to liability relating to its directors and officers, whether or not the Indemnifier would have the power to indemnify the Indemnified Party against such costs, charges, expenses, liabilities or losses under the applicable law, which policy shall (i) pursuant to its terms extend to the Indemnified Party in his capacity as director and/or officer of the Indemnifier and (ii) be written, to the extent commercially available, on an occurrence basis.

(b)
In the event that the Indemnified Party is an insured under such policy and an insurable event occurs, the Indemnified Party will be indemnified promptly as agreed hereto regardless of whether the Indemnifier has received the insurance proceeds. The Indemnified Party is entitled to full indemnification as agreed hereto notwithstanding any deductible amounts or policy limits contained in any such insurance policy.

9.	Indemnified Party to Cooperate

The Indemnified Party agrees to give the Indemnifier such information and cooperation as the Indemnifier may reasonably require from time to time in respect of all matters hereunder.

10.	Notices

Any notice, document or other communication required or permitted by this Agreement to be given by a party hereto shall be in writing and is sufficiently given if delivered personally, or if sent by prepaid ordinary mail posted in Canada, or if transmitted by any form of telecommunication (which is tested prior to transmission, confirms to the sender the receipt of the entire transmission by the recipient and reproduces a complete written version of the transmission at the point of reception) to such party addressed as follows:

(a)	if to the Indemnified Party, at:

Email address:

(b)	if to the Indemnifier, at:

202 North Luke Street
Lafayette, Louisiana 70506

Email address:

Notice so mailed shall be deemed to have been given on the third business day (“Business Day”) means a day other than a Saturday, Sunday or any day other than Saturday or Sunday on which the principal commercial banks located at Toronto, Ontario are not open for business during normal banking hours) after deposit in a post office or public letterbox. Neither party shall mail any notice, request or other communication hereunder during any period in which Canadian postal workers are on strike or if such strike is imminent and may reasonably be anticipated to affect the normal delivery of mail. Notice transmitted by a form of recorded telecommunication during normal business hours on a Business Day (9:00 a.m. to 5:00 p.m. local time at the place of receipt) shall be deemed to have been given on the day of transmission or, in the case of notice transmitted outside of normal business hours shall be deemed to have been given on the first Business Day after the day of transmission; provided that immediately following such transmission such notice is given by personal delivery. Notice delivered personally shall be deemed to have been given on the day it was delivered. Any party may from time to time notify the others in the manner provided herein of any change of address which thereafter, until changed by like notice, shall be the address of such party for all purposes hereof.

11.	Severability

If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing such provisions held to be invalid, illegal or unenforceable that are not of themselves in whole invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest possible extent, the provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any provisions held to be invalid, illegal or unenforceable, that are not of themselves in whole invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision which is held to be invalid, illegal or unenforceable.

12.	Governing Law

The parties hereto agree that this Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated, in all respects, as a Ontario contract.

13.	Modification and Waiver

No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

14.	Entire Agreement

This Agreement shall supersede and replace any and all prior agreements (except any written agreement of employment between the Indemnifier and the Indemnified Party, which shall remain in full force and effect), except to the extent augmented or amended hereby, between the parties hereto respecting the specific subject matter set forth herein, and shall constitute the entire agreement between the parties hereto in respect of the specific subject matter set forth herein.

15.	Survival; Successors and Assigns

The indemnification and advance payment of costs, charges and expenses as provided by, and granted pursuant to, this Agreement will continue if the Indemnified Party ceases to be the director and/or officer, employee or agent of the Indemnifier for any actions, proceedings, claims or demands whatsoever arising out of the Indemnified Party’s relationship with the Indemnifier and notwithstanding any action, proceeding, claim or demand is made, filed or threatened after the Indemnified Party terminates such relationship. This Agreement shall be binding upon and enure for the benefit of the Indemnifier and its successors and assigns and to the Indemnified Party and his or her estates, executors, administrators, legal representatives, lawful heirs, successors and assigns.

16.	Resignations Will Not Be Prevented

Nothing contained in this Agreement shall prevent the Indemnified Party from resigning at any time from any office that the Indemnified Party holds with the Indemnifier or otherwise holds at the request of the Indemnifier.

17.	Successor Legislation

Any references herein to any enactment shall be deemed to be references to such enactment as the same may be amended or replaced from time to time.

18.	Counterparts

For the convenience of the parties, this Agreement may be executed in several counterparts, each of which when so executed shall be, and be deemed to be, an original instrument and such counterparts together shall constitute one and the same instrument (and notwithstanding their date of execution shall be deemed to bear date as of the date of this Agreement). A signed facsimile, portable document format (PDF) or telecopied copy of this Agreement shall be effective and valid proof of execution and delivery.

19.	Effective Date

For greater certainty, notwithstanding the date of execution hereof, the indemnities provided herein shall be effective as against the Indemnifier as of the date the Indemnified Party first was appointed or elected the director and/or officer of the Indemnifier.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as at the date first written above.

Signed, sealed and	)
delivered, in the presence of:	)
)
)
)
)
Witness	)	Name:

VIEMED HEALTHCARE, INC.

Per:
Name:
Title:
I have authority to bind the Corporation.